Western Alliance Bancorporation
One East Washington Street
Phoenix, AZ 85004
www.westernalliancebancorporation.com

PHOENIX--(BUSINESS WIRE)--October 17, 2024
THIRD QUARTER 2024 FINANCIAL RESULTS

Quarter Highlights:

Net income	Earnings per share	PPNR[1]	Net interest margin	Efficiency ratio	Book value per common share
$199.8 million	$1.80	$285.7 million	3.61%	64.5%	$57.97
				52.7%[1], adjusted for deposit costs	$51.98[1], excluding goodwill and intangibles

CEO COMMENTARY:
“Western Alliance delivered solid third quarter results featuring strong net interest income growth, continued loan and deposit momentum, and healthy earnings generation,” said Kenneth A. Vecchione, President and Chief Executive Officer. “Quarterly loan and deposit growth of $916 million and $1.8 billion, respectively, continued their upward trajectory and produced PPNR[1] of $285.7 million. Asset quality remained stable with our nonperforming assets to total assets ratio declining to 0.45% and net loan charge-offs of 0.20% of average loans. Overall, we achieved net income of $199.8 million and earnings per share of $1.80 for the third quarter 2024, which resulted in a return on tangible common equity[1] of 13.8%. Tangible book value per share[1] climbed 19.1% year-over-year to $51.98 with a CET1 ratio of 11.2%.

LINKED-QUARTER BASIS	YEAR-OVER-YEAR

FINANCIAL HIGHLIGHTS:
▪Net income of $199.8 million and earnings per share of $1.80, up 3.2% and 2.9%, from $193.6 million and $1.75, respectively
▪Net revenue of $823.1 million, an increase of 6.6%, or $51.3 million, compared to an increase in non-interest expenses of 10.4%, or $50.6 million
▪Pre-provision net revenue1 of $285.7 million, up $0.7 million from $285.0 million
▪Effective tax rate of 20.7%, compared to 21.9%
▪Net income of $199.8 million and earnings per share of $1.80, down 7.8% and 8.6%, from $216.6 million and $1.97, respectively
▪Net revenue of $823.1 million, an increase of 14.9%, or $106.9 million, compared to an increase in non-interest expenses of 26.1%, or $111.2 million
▪Pre-provision net revenue1 of $285.7 million, down $4.3 million from $290.0 million
▪Effective tax rate of 20.7%, compared to 22.1%

FINANCIAL POSITION RESULTS:
▪HFI loans of $53.3 billion, up $916 million, or 1.7%
▪Total deposits of $68.0 billion, up $1.8 billion, or 2.7%
▪HFI loan-to-deposit ratio of 78.4%, down from 79.1%
▪Stockholders' equity of $6.7 billion, up $343 million
▪Increase in HFI loans of $3.9 billion, or 7.9%
▪Increase in total deposits of $13.8 billion, or 25.3%
▪HFI loan-to-deposit ratio of 78.4%, down from 91.1%
▪Increase in stockholders' equity of $931 million

LOANS AND ASSET QUALITY:
▪Nonperforming assets (nonaccrual loans and repossessed assets) to total assets of 0.45%, compared to 0.51%
▪Annualized net loan charge-offs to average loans outstanding of 0.20%, compared to 0.18%
▪Nonperforming assets to total assets of 0.45%, compared to 0.35%
▪Annualized net loan charge-offs to average loans outstanding of 0.20%, compared to 0.07%

KEY PERFORMANCE METRICS:
▪Net interest margin of 3.61%, decreased from 3.63%
▪Return on average assets and on tangible common equity1 of 0.96% and 13.8%, compared to 0.99% and 14.3%, respectively
▪Tangible common equity ratio1 of 7.2%, increased from 6.7%
▪CET 1 ratio of 11.2%, compared to 11.0%
▪Tangible book value per share1, net of tax, of $51.98, an increase of 6.5% from $48.79
▪Adjusted efficiency ratio1 of 52.7%, compared to 51.5%
▪Net interest margin of 3.61%, decreased from 3.67%
▪Return on average assets and on tangible common equity1 of 0.96% and 13.8%, compared to 1.24% and 17.3%, respectively
▪Tangible common equity ratio1 of 7.2%, increased from 6.8%
▪CET 1 ratio of 11.2%, compared to 10.6%
▪Tangible book value per share1, net of tax, of $51.98, an increase of 19.1% from $43.66
▪Adjusted efficiency ratio1 of 52.7%, compared to 50.0%

1     See reconciliation of Non-GAAP Financial Measures starting on page 16.

Income Statement
Net interest income totaled $696.9 million in the third quarter 2024, an increase of $40.3 million, or 6.1%, from $656.6 million in the second quarter 2024, and an increase of $109.9 million, or 18.7%, compared to the third quarter 2023. The increase in net interest income from the second quarter 2024 is due to an increase in average HFI and HFS loan balances, partially offset by a decrease in HFI loan yields. The increase in net interest income from the third quarter 2023 was driven by an increase in average HFI loan and investment securities balances, partially offset by higher balances and rates on deposits and a lower yields on HFI loans.
The Company recorded a provision for credit losses of $33.6 million in the third quarter 2024, a decrease of $3.5 million from $37.1 million in the second quarter 2024, and an increase of $21.5 million from $12.1 million in the third quarter 2023. The provision for credit losses during the third quarter 2024 is primarily reflective of net-charge offs of $26.6 million and loan growth.
The Company’s net interest margin in the third quarter 2024 was 3.61%, a decrease from 3.63% in the second quarter 2024, and a decrease from 3.67% in the third quarter 2023. The decrease in net interest margin from the second quarter 2024 was driven by lower yields on HFI loans. The decrease in net interest margin from the third quarter 2023 was driven by lower HFI loan yields and higher deposit rates.
Non-interest income was $126.2 million for the third quarter 2024, compared to $115.2 million for the second quarter 2024, and $129.2 million for the third quarter 2023. The $11.0 million increase in non-interest income from the second quarter 2024 was primarily due to increases in service charges and loan fees of $12.3 million, gain on sales of investment securities of $6.5 million, and other non-interest income of $10.8 million primarily from income on recently purchased bank owned life insurance policies. These increases were partially offset by a decrease of $25.8 million in net loan servicing revenue due to higher MSR fair value losses combined with lower servicing income. The $3.0 million decrease in non-interest income from the third quarter 2023 was primarily driven by lower net loan servicing revenue and lower fair value gain adjustments, partially offset by higher other non-interest income due to income on new bank owned life insurance policies.

Net revenue totaled $823.1 million for the third quarter 2024, an increase of $51.3 million or 6.6%, compared to $771.8 million for the second quarter 2024, and an increase of $106.9 million or 14.9%, compared to $716.2 million for the third quarter 2023.
Non-interest expense was $537.4 million for the third quarter 2024, compared to $486.8 million for the second quarter 2024, and $426.2 million for the third quarter 2023. The Company’s efficiency ratio, adjusted for deposit costs1 was 52.7% for the third quarter 2024, compared to 51.5% in the second quarter 2024, and 50.0% for the third quarter 2023. The increase in non-interest expense from the second quarter 2024 is due primarily to an increase of $34.3 million in deposit costs. The increase in non-interest expense from the third quarter 2023 is primarily attributable to an increase in deposit costs and salaries and employee benefits.
Income tax expense was $52.3 million for the third quarter 2024, compared to $54.3 million for the second quarter 2024, and $61.3 million for the third quarter 2023. The decrease in income tax expense from the second quarter 2024 is primarily related to increased expected utilization of tax credits. The decrease in income tax expense from the third quarter 2023 is primarily related to lower pre-tax income.
Net income was $199.8 million for the third quarter 2024, an increase of $6.2 million from $193.6 million for the second quarter 2024, and a decrease of $16.8 million from $216.6 million for the third quarter 2023. Earnings per share totaled $1.80 for the third quarter 2024, compared to $1.75 for the second quarter 2024, and $1.97 for the third quarter 2023.
The Company views its pre-provision net revenue1 ("PPNR") as a key metric for assessing the Company’s earnings power, which it defines as net revenue less non-interest expense. For the third quarter 2024, the Company’s PPNR1 was $285.7 million, up $0.7 million from $285.0 million in the second quarter 2024, and down $4.3 million from $290.0 million in the third quarter 2023.
The Company had 3,426 full-time equivalent employees and 56 offices at September 30, 2024, compared to 3,310 full-time equivalent employees and 56 offices at June 30, 2024, and 3,272 full-time equivalent employees and 56 offices at September 30, 2023.

1    See reconciliation of Non-GAAP Financial Measures starting on page 16.

Balance Sheet
HFI loans, net of deferred fees totaled $53.3 billion at September 30, 2024, compared to $52.4 billion at June 30, 2024, and $49.4 billion at September 30, 2023. The increase in HFI loans of $916 million from the prior quarter was primarily driven by increases of $861 million and $154 million in commercial and industrial and commercial real estate non-owner occupied loans, respectively, partially offset by decreases of $69 million and $50 million in commercial real estate owner occupied and residential real estate loans, respectively. The increase in HFI loans of $3.9 billion from September 30, 2023 was primarily driven by an increase of $4.2 billion in commercial and industrial loans, partially offset by a decrease of $384 million in residential real estate loans. HFS loans totaled $2.3 billion at September 30, 2024, compared to $2.0 billion at June 30, 2024, and $1.8 billion at September 30, 2023. The increases of $320 million and $561 million in HFS loans from June 30, 2024 and September 30, 2023, respectively, are primarily related to an increase in agency conforming loans.
The Company's allowance for credit losses on HFI loans consists of an allowance for funded HFI loans and an allowance for unfunded loan commitments. The allowance for loan losses to funded HFI loans ratio was 0.67%, 0.67%, and 0.66% at September 30, 2024, June 30, 2024, and September 30, 2023, respectively. The allowance for credit losses, which includes the allowance for unfunded loan commitments, to funded HFI loans ratio was 0.74% at September 30, 2024, June 30, 2024, and September 30, 2023. The Company is a party to credit linked note transactions which effectively transfer a portion of the risk of losses on reference pools of loans to the purchasers of the notes. The Company is protected from first credit losses on reference pools of loans totaling $8.8 billion, $8.9 billion, and $9.3 billion as of September 30, 2024, June 30, 2024, and September 30, 2023, respectively, under these transactions. However, as these note transactions are considered to be free standing credit enhancements, the allowance for credit losses cannot be reduced by the expected credit losses that may be mitigated by these notes. Accordingly, the allowance for loan and credit losses ratios include an allowance related to these pools of loans of $11.8 million as of September 30, 2024, $11.7 million as of June 30, 2024, and $17.4 million as of September 30, 2023. The allowance for credit losses to funded HFI loans ratio, adjusted to reduce the HFI loan balance by the amount of loans in covered reference pools, was 0.88% at September 30, 2024, 0.89% at June 30, 2024, and 0.91% at September 30, 2023.
Deposits totaled $68.0 billion at September 30, 2024, an increase of $1.8 billion from $66.2 billion at June 30, 2024, and an increase of $13.8 billion from $54.3 billion at September 30, 2023. By deposit type, the increase from the prior quarter is attributable to increases of $3.4 billion from non-interest bearing deposits and $2.5 billion from savings and money market deposits, partially offset by decreases of $3.4 billion from interest-bearing demand deposits and $714 million from certificates of deposits. From September 30, 2023, non-interest bearing deposits increased $7.0 billion, savings and money market deposits increased $4.9 billion, interest-bearing demand deposits increased $1.0 billion, and certificates of deposit increased $873 million. Non-interest bearing deposits were $25.0 billion at September 30, 2024, compared to $21.5 billion at June 30, 2024, and $18.0 billion at September 30, 2023.
The table below shows the Company's deposit types as a percentage of total deposits:

	Sep 30, 2024	Jun 30, 2024	Sep 30, 2023
Non-interest bearing	36.7%	32.5%	33.1%
Interest-bearing demand	20.3	26.1	23.7
Savings and money market	28.8	25.8	27.0
Certificates of deposit	14.2	15.6	16.2
The Company’s ratio of HFI loans to deposits was 78.4% at September 30, 2024, compared to 79.1% at June 30, 2024, and 91.1% at September 30, 2023.
Borrowings were $3.0 billion at September 30, 2024, $5.6 billion at June 30, 2024, and $8.7 billion at September 30, 2023. Borrowings decreased $2.6 billion from June 30, 2024 primarily due to a decrease of $3.6 billion in short-term borrowings, partially offset by a $1.0 billion increase in long-term borrowings. The decrease in borrowings from September 30, 2023 is primarily due to a decrease in short-term borrowings of $6.4 billion and payoff of the AmeriHome senior notes as part of the Company's balance sheet repositioning, partially offset by an increase in long term borrowings of $1.0 billion.
Stockholders’ equity was $6.7 billion at September 30, 2024, compared to $6.3 billion at June 30, 2024 and $5.7 billion at September 30, 2023. The increase in stockholders’ equity from the prior quarter was due to net income and unrealized fair value gains of $176 million on the Company's available-for-sale securities, which are recorded in other comprehensive loss, net of tax, partially offset by dividends to shareholders. Cash dividends of $40.7 million ($0.37 per common share) and $3.2 million ($0.27 per depository share) were paid to stockholders during the third quarter 2024. The increase in stockholders' equity from September 30, 2023 is primarily a function of net income and unrealized fair value gains on available-for-sale securities, partially offset by dividends to stockholders.
The Company's common equity tier 1 capital ratio was 11.2% at September 30, 2024, compared to 11.0% and 10.6% at June 30, 2024 and September 30, 2023, respectively. At September 30, 2024, tangible common equity, net of tax1, was 7.2% of tangible assets1 and total capital was 14.1% of risk-weighted assets. The Company’s tangible book value per share1 was $51.98 at September 30, 2024, an increase of 6.5% from $48.79 at June 30, 2024, and an increase of 19.1% from $43.66 at September 30, 2023. The increase in tangible book value per share from June 30, 2024 and September 30, 2023 is attributable to net income.
Total assets decreased $501 million, or 0.6%, to $80.1 billion at September 30, 2024 from $80.6 billion at June 30, 2024, and increased 13.0% from $70.9 billion at September 30, 2023. The decrease in total assets from June 30, 2024 was primarily driven by a decrease in cash and due from banks and investment securities, which funded an increase in HFI loans and bank owned life insurance. The increase in total assets from September 30, 2023 was primarily driven by an increase in investment securities and HFI loans, partially offset by a decrease in cash and due from banks.

1     See reconciliation of Non-GAAP Financial Measures starting on page 16.

Asset Quality
Provision for credit losses totaled $33.6 million for the third quarter 2024, compared to $37.1 million for the second quarter 2024, and $12.1 million for the third quarter 2023. Net loan charge-offs in the third quarter 2024 totaled $26.6 million, or 0.20% of average loans (annualized), compared to $22.8 million, or 0.18%, in the second quarter 2024, and $8.0 million, or 0.07%, in the third quarter 2023.
Nonaccrual loans decreased $52 million to $349 million during the quarter and increased $112 million from September 30, 2023. Loans past due 90 days and still accruing interest totaled $4 million at September 30, 2024 and zero at June 30, 2024 and September 30, 2023 (excluding government guaranteed loans of $313 million, $330 million, and $439 million, respectively). Loans past due 30-89 days and still accruing interest totaled $110 million at September 30, 2024, an increase from $83 million at June 30, 2024, and a decrease from $189 million at September 30, 2023 (excluding government guaranteed loans of $203 million, $221 million, and $261 million, respectively).
Repossessed assets totaled $8 million at September 30, 2024, flat from June 30, 2024 and September 30, 2023. Classified assets totaled $838 million at September 30, 2024, an increase of $90 million from $748 million at June 30, 2024, and an increase of $199 million from $639 million at September 30, 2023.
The ratio of classified assets to Tier 1 capital plus the allowance for credit losses2, a common regulatory measure of asset quality, was 12.2% at September 30, 2024, compared to 11.2% at June 30, 2024, and 10.2% at September 30, 2023.

2     The allowance for credit losses used in this ratio is calculated in accordance with regulatory capital rules.

Conference Call and Webcast
Western Alliance Bancorporation will host a conference call and live webcast to discuss its third quarter 2024 financial results at 12:00 p.m. ET on Friday, October 18, 2024. Participants may access the call by dialing 1-833-470-1428 and using access code 586867 or via live audio webcast using the website link https://events.q4inc.com/attendee/875780058. The webcast is also available via the Company’s website at www.westernalliancebancorporation.com. Participants should log in at least 15 minutes early to receive instructions. The call will be recorded and made available for replay after 3:00 p.m. ET October 18th through 11:59 p.m. ET November 17th by dialing 1-866-813-9403, using access code 196595.
Reclassifications
Certain amounts in the Consolidated Income Statements for the prior periods have been reclassified to conform to the current presentation. The reclassifications have no effect on net income or stockholders’ equity as previously reported.
Use of Non-GAAP Financial Information
This press release contains both financial measures based on GAAP and non-GAAP based financial measures, which are used where management believes them to be helpful in understanding the Company’s results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in this press release. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.
Cautionary Note Regarding Forward-Looking Statements
This release contains forward-looking statements that relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. Examples of forward-looking statements include, among others, statements we make regarding our expectations with regard to our business, financial and operating results, future economic performance and dividends. The forward-looking statements contained herein reflect our current views about future events and financial performance and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause our actual results to differ significantly from historical results and those expressed in any forward-looking statement. Some factors that could cause actual results to differ materially from historical or expected results include, among others: the risk factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 and the Company's subsequent Quarterly Reports on Form 10-Q, each as filed with the Securities and Exchange Commission; adverse developments in the financial services industry generally such as the bank failures in 2023 and any related impact on depositor behavior; risks related to the sufficiency of liquidity; the potential adverse effects of unusual and infrequently occurring events and any governmental or societal responses thereto; changes in general economic conditions, either nationally or locally in the areas in which we conduct or will conduct our business; the impact on financial markets from geopolitical conflicts such as the wars in Ukraine and the Middle East; inflation, interest rate, market and monetary fluctuations; increases in competitive pressures among financial institutions and businesses offering similar products and services; higher defaults on our loan portfolio than we expect; changes in management’s estimate of the adequacy of the allowance for credit losses; legislative or regulatory changes or changes in accounting principles, policies or guidelines; supervisory actions by regulatory agencies which may limit our ability to pursue certain growth opportunities, including expansion through acquisitions; additional regulatory requirements resulting from our continued growth; management’s estimates and projections of interest rates and interest rate policy; the execution of our business plan; and other factors affecting the financial services industry generally or the banking industry in particular.
Any forward-looking statement made by us in this release is based only on information currently available to us and speaks only as of the date on which it is made. We do not intend and disclaim any duty or obligation to update or revise any industry information or forward-looking statements, whether written or oral, that may be made from time to time, set forth in this press release to reflect new information, future events or otherwise.
About Western Alliance Bancorporation
With more than $80 billion in assets, Western Alliance Bancorporation (NYSE:WAL) is one of the country’s top-performing banking companies. Through its primary subsidiary, Western Alliance Bank, Member FDIC, clients benefit from a full spectrum of tailored commercial banking solutions and consumer products, all delivered with outstanding service by industry experts who put customers first. Major accolades include being ranked as a top U.S. bank in 2023 by American Banker and Bank Director and receiving #1 rankings on Institutional Investor's All-America Executive Team Midcap 2023-2024 for Best CEO, Best CFO, Best Company Board of Directors and Best Investor Relations Team. Serving clients across the country wherever business happens, Western Alliance Bank operates individual, full-service banking and financial brands with offices in key markets nationwide. For more information, visit westernalliancebank.com.
Contacts
Investors: Miles Pondelik, 602-346-7462
Email: MPondelik@westernalliancebank.com
Media: Stephanie Whitlow, 480-998-6547
Email: SWhitlow@westernalliancebank.com

Western Alliance Bancorporation and Subsidiaries
Summary Consolidated Financial Data
Unaudited

Selected Balance Sheet Data:
				As of September 30,
				2024	2023	Change %
				(in millions)
Total assets				$80,080	$70,891	13.0%
Loans held for sale				2,327	1,766	31.8
HFI loans, net of deferred fees				53,346	49,447	7.9
Investment securities				16,382	11,204	46.2
Total deposits				68,040	54,287	25.3
Borrowings				2,995	8,745	(65.8)
Qualifying debt				898	890	0.9
Stockholders' equity				6,677	5,746	16.2
Tangible common equity, net of tax (1)				5,723	4,781	19.7
Common equity Tier 1 capital				6,126	5,540	10.6

Selected Income Statement Data:
	For the Three Months Ended September 30,			For the Nine Months Ended September 30,
	2024	2023	Change %	2024	2023	Change %
	(in millions, except per share data)			(in millions, except per share data)
Interest income	$1,200.0	$1,026.6	16.9%	$3,402.5	$2,996.3	13.6%
Interest expense	503.1	439.6	14.4	1,450.1	1,249.1	16.1
Net interest income	696.9	587.0	18.7	1,952.4	1,747.2	11.7
Provision for credit losses	33.6	12.1	NM	85.9	53.3	61.2
Net interest income after provision for credit losses	663.3	574.9	15.4	1,866.5	1,693.9	10.2
Non-interest income	126.2	129.2	(2.3)	371.3	190.2	95.2
Non-interest expense	537.4	426.2	26.1	1,506.0	1,161.5	29.7
Income before income taxes	252.1	277.9	(9.3)	731.8	722.6	1.3
Income tax expense	52.3	61.3	(14.7)	161.0	148.1	8.7
Net income	199.8	216.6	(7.8)	570.8	574.5	(0.6)
Dividends on preferred stock	3.2	3.2	—	9.6	9.6	—
Net income available to common stockholders	$196.6	$213.4	(7.9)	$561.2	$564.9	(0.7)
Diluted earnings per common share	$1.80	$1.97	(8.6)	$5.14	$5.21	(1.3)

(1)    See Reconciliation of Non-GAAP Financial Measures.
NM    Changes +/- 100% are not meaningful.

Western Alliance Bancorporation and Subsidiaries
Summary Consolidated Financial Data
Unaudited

Common Share Data:
	At or For the Three Months Ended September 30,			For the Nine Months Ended September 30,
	2024	2023	Change %	2024	2023	Change %
Diluted earnings per common share	$1.80	$1.97	(8.6)%	$5.14	$5.21	(1.3)%
Book value per common share	57.97	49.78	16.5
Tangible book value per common share, net of tax (1)	51.98	43.66	19.1
Average common shares outstanding (in millions):
Basic	108.7	108.3	0.3	108.6	108.3	0.3
Diluted	109.5	108.5	0.9	109.2	108.4	0.8
Common shares outstanding	110.1	109.5	0.5

Selected Performance Ratios:
Return on average assets (2)	0.96%	1.24%	(22.6)%	0.98%	1.09%	(10.1)%
Return on average tangible common equity (1, 2)	13.8	17.3	(20.2)	13.8	16.0	(13.8)
Net interest margin (2)	3.61	3.67	(1.6)	3.61	3.62	(0.3)
Efficiency ratio, adjusted for deposit costs (1)	52.7	50.0	5.4	53.8	51.6	4.3
HFI loan to deposit ratio	78.4	91.1	(13.9)

Asset Quality Ratios:
Net charge-offs to average loans outstanding (2)	0.20%	0.07%	NM	0.15%	0.06%	NM
Nonaccrual loans to funded HFI loans	0.65	0.48	35.4
Nonaccrual loans and repossessed assets to total assets	0.45	0.35	28.6
Allowance for loan losses to funded HFI loans	0.67	0.66	1.5
Allowance for loan losses to nonaccrual HFI loans	102	138	(26.1)

Capital Ratios:
	Sep 30, 2024	Jun 30, 2024	Sep 30, 2023
Tangible common equity (1)	7.2%	6.7%	6.8%
Common Equity Tier 1 (3)	11.2	11.0	10.6
Tier 1 Leverage ratio (3)	7.8	8.0	8.5
Tier 1 Capital (3)	11.9	11.7	11.3
Total Capital (3)	14.1	13.9	13.5

(1)    See Reconciliation of Non-GAAP Financial Measures.
(2)    Annualized on an actual/actual basis for periods less than 12 months.
(3)    Capital ratios for September 30, 2024 are preliminary.
NM    Changes +/- 100% are not meaningful.

Western Alliance Bancorporation and Subsidiaries
Condensed Consolidated Income Statements
Unaudited
	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
	(dollars in millions, except per share data)
Interest income:
Loans	$945.3	$860.8	$2,713.9	$2,550.7
Investment securities	197.1	122.8	531.6	331.3
Other	57.6	43.0	157.0	114.3
Total interest income	1,200.0	1,026.6	3,402.5	2,996.3
Interest expense:
Deposits	422.1	316.2	1,213.0	798.9
Qualifying debt	9.5	9.5	28.6	28.3
Borrowings	71.5	113.9	208.5	421.9
Total interest expense	503.1	439.6	1,450.1	1,249.1
Net interest income	696.9	587.0	1,952.4	1,747.2
Provision for credit losses	33.6	12.1	85.9	53.3
Net interest income after provision for credit losses	663.3	574.9	1,866.5	1,693.9
Non-interest income:
Net gain on loan origination and sale activities	46.3	52.0	138.4	145.7
Service charges and loan fees	30.1	29.7	64.3	72.3
Net loan servicing revenue	12.3	27.2	96.8	93.2
Income from equity investments	5.8	0.5	27.1	2.6
Gain (loss) on sales of investment securities	8.8	0.1	10.2	(26.0)
Fair value gain (loss) adjustments, net	4.1	17.8	5.1	(117.3)
Gain (loss) on recovery from credit guarantees	0.2	(4.0)	(2.8)	0.5
Other	18.6	5.9	32.2	19.2
Total non-interest income	126.2	129.2	371.3	190.2
Non-interest expenses:
Deposit costs	208.0	127.8	518.7	305.7
Salaries and employee benefits	157.8	137.2	465.7	431.7
Data processing	38.7	33.9	110.4	88.9
Insurance	35.4	33.1	128.1	81.8
Legal, professional, and directors' fees	24.8	28.3	80.7	77.8
Loan servicing expenses	18.7	11.9	50.3	44.1
Occupancy	17.6	16.8	53.5	48.7
Business development and marketing	9.7	4.9	21.6	15.1
Loan acquisition and origination expenses	5.9	5.6	15.8	15.6
Gain on extinguishment of debt	—	—	—	(13.4)
Other	20.8	26.7	61.2	65.5
Total non-interest expense	537.4	426.2	1,506.0	1,161.5
Income before income taxes	252.1	277.9	731.8	722.6
Income tax expense	52.3	61.3	161.0	148.1
Net income	199.8	216.6	570.8	574.5
Dividends on preferred stock	3.2	3.2	9.6	9.6
Net income available to common stockholders	$196.6	$213.4	$561.2	$564.9

Earnings per common share:
Diluted shares	109.5	108.5	109.2	108.4
Diluted earnings per share	$1.80	$1.97	$5.14	$5.21

Western Alliance Bancorporation and Subsidiaries
Five Quarter Condensed Consolidated Income Statements
Unaudited
	Three Months Ended
	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023
	(in millions, except per share data)
Interest income:
Loans	$945.3	$896.7	$871.9	$859.0	$860.8
Investment securities	197.1	190.5	144.0	136.2	122.8
Other	57.6	60.3	39.1	43.8	43.0
Total interest income	1,200.0	1,147.5	1,055.0	1,039.0	1,026.6
Interest expense:
Deposits	422.1	410.3	380.6	343.7	316.2
Qualifying debt	9.5	9.6	9.5	9.6	9.5
Borrowings	71.5	71.0	66.0	94.0	113.9
Total interest expense	503.1	490.9	456.1	447.3	439.6
Net interest income	696.9	656.6	598.9	591.7	587.0
Provision for credit losses	33.6	37.1	15.2	9.3	12.1
Net interest income after provision for credit losses	663.3	619.5	583.7	582.4	574.9
Non-interest income:
Net gain on loan origination and sale activities	46.3	46.8	45.3	47.8	52.0
Service charges and loan fees	30.1	17.8	16.4	28.7	29.7
Net loan servicing revenue	12.3	38.1	46.4	9.1	27.2
Income from equity investments	5.8	4.2	17.1	13.1	0.5
Gain (loss) on sales of investment securities	8.8	2.3	(0.9)	(14.8)	0.1
Fair value gain (loss) adjustments, net	4.1	0.7	0.3	1.3	17.8
Gain (loss) on recovery from credit guarantees	0.2	(2.5)	(0.5)	(2.7)	(4.0)
Other	18.6	7.8	5.8	8.0	5.9
Total non-interest income	126.2	115.2	129.9	90.5	129.2
Non-interest expenses:
Deposit costs	208.0	173.7	137.0	131.0	127.8
Salaries and employee benefits	157.8	153.0	154.9	134.6	137.2
Data processing	38.7	35.7	36.0	33.1	33.9
Insurance	35.4	33.8	58.9	108.6	33.1
Legal, professional, and directors' fees	24.8	25.8	30.1	29.4	28.3
Loan servicing expenses	18.7	16.6	15.0	14.7	11.9
Occupancy	17.6	18.4	17.5	16.9	16.8
Business development and marketing	9.7	6.4	5.5	6.7	4.9
Loan acquisition and origination expenses	5.9	5.1	4.8	4.8	5.6
Gain on extinguishment of debt	—	—	—	(39.3)	—
Other	20.8	18.3	22.1	21.4	26.7
Total non-interest expense	537.4	486.8	481.8	461.9	426.2
Income before income taxes	252.1	247.9	231.8	211.0	277.9
Income tax expense	52.3	54.3	54.4	63.1	61.3
Net income	199.8	193.6	177.4	147.9	216.6
Dividends on preferred stock	3.2	3.2	3.2	3.2	3.2
Net income available to common stockholders	$196.6	$190.4	$174.2	$144.7	$213.4

Earnings per common share:
Diluted shares	109.5	109.1	109.0	108.7	108.5
Diluted earnings per share	$1.80	$1.75	$1.60	$1.33	$1.97

Western Alliance Bancorporation and Subsidiaries
Five Quarter Condensed Consolidated Balance Sheets
Unaudited
	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023
	(in millions)
Assets:
Cash and due from banks	$2,592	$4,077	$3,550	$1,576	$3,497
Investment securities	16,382	17,268	16,092	12,712	11,204
Loans held for sale	2,327	2,007	1,841	1,402	1,766
Loans held for investment:
Commercial and industrial	22,551	21,690	19,749	19,103	18,344
Commercial real estate - non-owner occupied	9,801	9,647	9,637	9,650	9,810
Commercial real estate - owner occupied	1,817	1,886	1,859	1,810	1,771
Construction and land development	4,727	4,712	4,781	4,889	4,669
Residential real estate	14,395	14,445	14,624	14,778	14,779
Consumer	55	50	50	67	74
Loans HFI, net of deferred fees	53,346	52,430	50,700	50,297	49,447
Allowance for loan losses	(357)	(352)	(340)	(337)	(327)
Loans HFI, net of deferred fees and allowance	52,989	52,078	50,360	49,960	49,120
Mortgage servicing rights	1,011	1,145	1,178	1,124	1,233
Premises and equipment, net	354	351	344	339	327
Operating lease right-of-use asset	127	133	139	145	150
Other assets acquired through foreclosure, net	8	8	8	8	8
Bank owned life insurance	1,000	187	187	186	184
Goodwill and other intangibles, net	661	664	666	669	672
Other assets	2,629	2,663	2,624	2,741	2,730
Total assets	$80,080	$80,581	$76,989	$70,862	$70,891
Liabilities and Stockholders' Equity:
Liabilities:
Deposits
Non-interest bearing deposits	$24,965	$21,522	$18,399	$14,520	$17,991
Interest bearing:
Demand	13,846	17,267	16,965	15,916	12,843
Savings and money market	19,575	17,087	16,194	14,791	14,672
Certificates of deposit	9,654	10,368	10,670	10,106	8,781
Total deposits	68,040	66,244	62,228	55,333	54,287
Borrowings	2,995	5,587	6,221	7,230	8,745
Qualifying debt	898	897	896	895	890
Operating lease liability	159	165	172	179	180
Accrued interest payable and other liabilities	1,311	1,354	1,300	1,147	1,043
Total liabilities	73,403	74,247	70,817	64,784	65,145
Stockholders' Equity:
Preferred stock	295	295	295	295	295
Common stock and additional paid-in capital	2,110	2,099	2,087	2,081	2,073
Retained earnings	4,654	4,498	4,348	4,215	4,111
Accumulated other comprehensive loss	(382)	(558)	(558)	(513)	(733)
Total stockholders' equity	6,677	6,334	6,172	6,078	5,746
Total liabilities and stockholders' equity	$80,080	$80,581	$76,989	$70,862	$70,891

Western Alliance Bancorporation and Subsidiaries
Changes in the Allowance For Credit Losses on Loans
Unaudited
	Three Months Ended
	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023
	(in millions)
Allowance for loan losses
Balance, beginning of period	$351.8	$340.3	$336.7	$327.4	$321.1
Provision for credit losses (1)	31.4	34.3	13.4	17.8	14.3
Recoveries of loans previously charged-off:
Commercial and industrial	0.5	0.1	0.4	0.7	0.4
Commercial real estate - non-owner occupied	0.7	—	—	—	—
Commercial real estate - owner occupied	—	—	—	0.1	—
Construction and land development	—	—	—	—	—
Residential real estate	—	—	—	—	0.1
Consumer	—	—	—	—	—
Total recoveries	1.2	0.1	0.4	0.8	0.5
Loans charged-off:
Commercial and industrial	4.3	5.3	2.3	9.3	5.5
Commercial real estate - non-owner occupied	21.7	17.6	7.9	—	3.0
Commercial real estate - owner occupied	0.3	—	—	—	—
Construction and land development	1.5	—	—	—	—
Residential real estate	—	—	—	—	—
Consumer	—	—	—	—	—
Total loans charged-off	27.8	22.9	10.2	9.3	8.5
Net loan charge-offs	26.6	22.8	9.8	8.5	8.0
Balance, end of period	$356.6	$351.8	$340.3	$336.7	$327.4

Allowance for unfunded loan commitments
Balance, beginning of period	$35.9	$33.1	$31.6	$37.9	$41.1
Provision for (recovery of) credit losses (1)	1.7	2.8	1.5	(6.3)	(3.2)
Balance, end of period (2)	$37.6	$35.9	$33.1	$31.6	$37.9

Components of the allowance for credit losses on loans
Allowance for loan losses	$356.6	$351.8	$340.3	$336.7	$327.4
Allowance for unfunded loan commitments	37.6	35.9	33.1	31.6	37.9
Total allowance for credit losses on loans	$394.2	$387.7	$373.4	$368.3	$365.3

Net charge-offs to average loans - annualized	0.20%	0.18%	0.08%	0.07%	0.07%

Allowance ratios
Allowance for loan losses to funded HFI loans (3)	0.67%	0.67%	0.67%	0.67%	0.66%
Allowance for credit losses to funded HFI loans (3)	0.74	0.74	0.74	0.73	0.74
Allowance for loan losses to nonaccrual HFI loans	102	88	85	123	138
Allowance for credit losses to nonaccrual HFI loans	113	97	94	135	154
(1)    The above tables reflect the provision for credit losses on funded and unfunded loans. There was a $0.4 million provision release on AFS investment securities and a $0.9 million provision for credit losses on HTM investment securities for the three months ended September 30, 2024. The allowance for credit losses on AFS and HTM investment securities totaled $0.4 million and $9.6 million, respectively, as of September 30, 2024.
(2)    The allowance for unfunded loan commitments is included as part of accrued interest payable and other liabilities on the balance sheet.
(3)    Ratio includes an allowance for credit losses of $11.8 million as of September 30, 2024 related to a pool of loans covered under three separate credit linked note transactions.

Western Alliance Bancorporation and Subsidiaries
Asset Quality Metrics
Unaudited
	Three Months Ended
	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023
	(in millions)
Nonaccrual loans and repossessed assets
Nonaccrual loans	$349	$401	$399	$273	$237
Nonaccrual loans to funded HFI loans	0.65%	0.76%	0.79%	0.54%	0.48%
Repossessed assets	$8	$8	$8	$8	$8
Nonaccrual loans and repossessed assets to total assets	0.45%	0.51%	0.53%	0.40%	0.35%

Loans Past Due
Loans past due 90 days, still accruing (1)	$4	$—	$6	$42	$—
Loans past due 90 days, still accruing to funded HFI loans	0.01%	—%	0.01%	0.08%	—%
Loans past due 30 to 89 days, still accruing (2)	$110	$83	$117	$164	$189
Loans past due 30 to 89 days, still accruing to funded HFI loans	0.21%	0.16%	0.23%	0.33%	0.38%

Other credit quality metrics
Special mention loans	$502	$532	$394	$641	$668
Special mention loans to funded HFI loans	0.94%	1.01%	0.78%	1.27%	1.35%

Classified loans on accrual	$479	$328	$361	$379	$381
Classified loans on accrual to funded HFI loans	0.90%	0.63%	0.71%	0.75%	0.77%
Classified assets	$838	$748	$781	$673	$639
Classified assets to total assets	1.05%	0.93%	1.01%	0.95%	0.90%
(1)    Excludes government guaranteed residential mortgage loans of $313 million, $330 million, $349 million, $399 million, and $439 million as of each respective date in the table above.
(2)    Excludes government guaranteed residential mortgage loans of $203 million, $221 million, $224 million, $279 million, and $261 million as of each respective date in the table above.

Western Alliance Bancorporation and Subsidiaries
Analysis of Average Balances, Yields and Rates
Unaudited
	Three Months Ended
	September 30, 2024			June 30, 2024
	Average Balance	Interest	Average Yield / Cost	Average Balance	Interest	Average Yield / Cost
	($ in millions)
Interest earning assets
Loans HFS	$4,288	$66.9	6.21%	$2,860	$43.0	6.05%
Loans held for investment:
Commercial and industrial	21,982	392.0	7.15	19,913	370.1	7.54
CRE - non-owner occupied	9,689	190.4	7.83	9,680	185.0	7.69
CRE - owner occupied	1,833	28.2	6.23	1,865	28.5	6.24
Construction and land development	4,757	110.7	9.26	4,740	112.3	9.53
Residential real estate	14,441	156.1	4.30	14,531	157.0	4.35
Consumer	53	1.0	7.15	48	0.8	6.94
Total HFI loans (1), (2), (3)	52,755	878.4	6.65	50,777	853.7	6.79
Investment securities:
Taxable	14,321	173.4	4.82	14,029	166.5	4.77
Tax-exempt	2,225	23.7	5.33	2,221	24.0	5.45
Total investment securities (1)	16,546	197.1	4.89	16,250	190.5	4.87
Cash and other	4,206	57.6	5.44	3,983	60.3	6.09
Total interest earning assets	77,795	1,200.0	6.19	73,870	1,147.5	6.30
Non-interest earning assets
Cash and due from banks	278			294
Allowance for credit losses	(366)			(350)
Bank owned life insurance	973			187
Other assets	4,409			4,554
Total assets	$83,089			$78,555
Interest-bearing liabilities
Interest-bearing deposits:
Interest-bearing demand accounts	$16,456	$126.2	3.05%	$17,276	$131.2	3.05%
Savings and money market	18,092	166.3	3.66	16,579	146.2	3.55
Certificates of deposit	10,134	129.6	5.09	10,427	132.9	5.12
Total interest-bearing deposits	44,682	422.1	3.76	44,282	410.3	3.73
Short-term borrowings	4,214	57.8	5.46	4,165	58.9	5.69
Long-term debt	569	13.7	9.57	437	12.1	11.19
Qualifying debt	897	9.5	4.23	896	9.6	4.28
Total interest-bearing liabilities	50,362	503.1	3.97	49,780	490.9	3.97
Interest cost of funding earning assets			2.58			2.67
Non-interest-bearing liabilities
Non-interest-bearing deposits	24,638			20,996
Other liabilities	1,457			1,449
Stockholders’ equity	6,632			6,330
Total liabilities and stockholders' equity	$83,089			$78,555
Net interest income and margin (4)		$696.9	3.61%		$656.6	3.63%

(1)     Yields on loans and securities have been adjusted to a tax equivalent basis. The tax equivalent adjustment was $10.0 million and $9.9 million for the three months ended September 30, 2024 and June 30, 2024, respectively.
(2)    Included in the yield computation are net loan fees of $21.7 million and $32.1 million for the three months ended September 30, 2024 and June 30, 2024, respectively.
(3)    Includes non-accrual loans.
(4)    Net interest margin is computed by dividing net interest income by total average earning assets, annualized on an actual/actual basis.

Western Alliance Bancorporation and Subsidiaries
Analysis of Average Balances, Yields and Rates
Unaudited
	Three Months Ended
	September 30, 2024			September 30, 2023
	Average Balance	Interest	Average Yield / Cost	Average Balance	Interest	Average Yield / Cost
	($ in millions)
Interest earning assets
Loans held for sale	$4,288	$66.9	6.21%	$3,069	$47.3	6.11%
Loans HFI:
Commercial and industrial	21,982	392.0	7.15	16,855	324.3	7.70
CRE - non-owner-occupied	9,689	190.4	7.83	9,950	196.1	7.83
CRE - owner-occupied	1,833	28.2	6.23	1,790	26.4	5.97
Construction and land development	4,757	110.7	9.26	4,545	110.3	9.63
Residential real estate	14,441	156.1	4.30	14,914	155.0	4.12
Consumer	53	1.0	7.15	73	1.4	7.43
Total loans HFI (1), (2), (3)	52,755	878.4	6.65	48,127	813.5	6.73
Investment securities:
Taxable	14,321	173.4	4.82	8,272	101.1	4.85
Tax-exempt	2,225	23.7	5.33	2,103	21.7	5.12
Total investment securities (1)	16,546	197.1	4.89	10,375	122.8	4.91
Cash and other	4,206	57.6	5.44	2,911	43.0	5.87
Total interest earning assets	77,795	1,200.0	6.19	64,482	1,026.6	6.37
Non-interest earning assets
Cash and due from banks	278			279
Allowance for credit losses	(366)			(334)
Bank owned life insurance	973			184
Other assets	4,409			4,513
Total assets	$83,089			$69,124
Interest-bearing liabilities
Interest-bearing deposits:
Interest-bearing demand accounts	$16,456	$126.2	3.05%	$12,947	$98.9	3.03%
Savings and money market accounts	18,092	166.3	3.66	13,832	106.3	3.05
Certificates of deposit	10,134	129.6	5.09	9,125	111.0	4.83
Total interest-bearing deposits	44,682	422.1	3.76	35,904	316.2	3.49
Short-term borrowings	4,214	57.8	5.46	6,260	97.2	6.16
Long-term debt	569	13.7	9.57	764	16.7	8.68
Qualifying debt	897	9.5	4.23	888	9.5	4.26
Total interest-bearing liabilities	50,362	503.1	3.97	43,816	439.6	3.98
Interest cost of funding earning assets			2.58			2.70
Non-interest-bearing liabilities
Non-interest-bearing deposits	24,638			18,402
Other liabilities	1,457			1,052
Stockholders’ equity	6,632			5,854
Total liabilities and stockholders' equity	$83,089			$69,124
Net interest income and margin (4)		$696.9	3.61%		$587.0	3.67%

(1)    Yields on loans and securities have been adjusted to a tax equivalent basis. The tax equivalent adjustment was $10.0 million and $8.9 million for the three months ended September 30, 2024 and 2023, respectively.
(2)    Included in the yield computation are net loan fees of $21.7 million and $28.0 million for the three months ended September 30, 2024 and 2023, respectively.
(3)    Includes non-accrual loans.
(4)    Net interest margin is computed by dividing net interest income by total average earning assets, annualized on an actual/actual basis.

Western Alliance Bancorporation and Subsidiaries
Analysis of Average Balances, Yields and Rates
Unaudited
	Nine Months Ended
	September 30, 2024			September 30, 2023
	Average Balance	Interest	Average Yield / Cost	Average Balance	Interest	Average Yield / Cost
	($ in millions)
Interest earning assets
Loans HFS	$3,192	$149.1	6.24%	$3,858	$183.8	6.37%
Loans HFI:
Commercial and industrial	20,220	1,107.8	7.38	17,669	994.7	7.59
CRE - non-owner occupied	9,613	560.6	7.80	9,743	546.2	7.50
CRE - owner occupied	1,835	83.5	6.18	1,805	76.2	5.76
Construction and land development	4,806	340.0	9.45	4,399	307.1	9.34
Residential real estate	14,565	470.0	4.31	15,250	438.8	3.85
Consumer	54	2.9	7.14	73	3.9	7.14
Total loans HFI (1), (2), (3)	51,093	2,564.8	6.74	48,939	2,366.9	6.49
Investment securities:
Taxable	13,027	461.0	4.73	7,609	267.7	4.70
Tax-exempt	2,217	70.6	5.34	2,094	63.6	5.08
Total investment securities (1)	15,244	531.6	4.82	9,703	331.3	4.79
Cash and other	3,716	157.0	5.64	2,941	114.3	5.20
Total interest earning assets	73,245	3,402.5	6.26	65,441	2,996.3	6.18
Non-interest earning assets
Cash and due from banks	285			268
Allowance for credit losses	(355)			(321)
Bank owned life insurance	451			183
Other assets	4,501			4,600
Total assets	$78,127			$70,171
Interest-bearing liabilities
Interest-bearing deposits:
Interest-bearing demand accounts	$16,693	$379.4	3.04%	$11,800	$247.4	2.80%
Savings and money market accounts	16,644	442.4	3.55	15,006	308.9	2.75
Certificates of deposit	10,230	391.2	5.11	7,437	242.6	4.36
Total interest-bearing deposits	43,567	1,213.0	3.72	34,243	798.9	3.12
Short-term borrowings	4,032	170.4	5.65	8,578	355.2	5.54
Long-term debt	483	38.1	10.51	953	66.7	9.36
Qualifying debt	896	28.6	4.26	892	28.3	4.24
Total interest-bearing liabilities	48,978	1,450.1	3.95	44,666	1,249.1	3.74
Interest cost of funding earning assets			2.65			2.56
Non-interest-bearing liabilities
Non-interest-bearing deposits	21,284			18,534
Other liabilities	1,481			1,272
Stockholders’ equity	6,384			5,699
Total liabilities and stockholders' equity	$78,127			$70,171
Net interest income and margin (4)		$1,952.4	3.61%		$1,747.2	3.62%

(1)    Yields on loans and securities have been adjusted to a tax equivalent basis. The tax equivalent adjustment was $29.5 million and $26.4 million for the nine months ended September 30, 2024 and 2023, respectively.
(2)    Included in the yield computation are net loan fees of $86.9 million and $100.4 million for the nine months ended September 30, 2024 and 2023, respectively.
(3)    Includes non-accrual loans.
(4)    Net interest margin is computed by dividing net interest income by total average earning assets, annualized on an actual/actual basis.

Western Alliance Bancorporation and Subsidiaries
Reconciliation of Non-GAAP Financial Measures
Unaudited

Pre-Provision Net Revenue by Quarter:
	Three Months Ended
	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023
	(in millions)
Net interest income	$696.9	$656.6	$598.9	$591.7	$587.0
Total non-interest income	126.2	115.2	129.9	90.5	129.2
Net revenue	$823.1	$771.8	$728.8	$682.2	$716.2
Total non-interest expense	537.4	486.8	481.8	461.9	426.2
Pre-provision net revenue (1)	$285.7	$285.0	$247.0	$220.3	$290.0
Adjusted for:
Provision for credit losses	33.6	37.1	15.2	9.3	12.1
Income tax expense	52.3	54.3	54.4	63.1	61.3
Net income	$199.8	$193.6	$177.4	$147.9	$216.6

Efficiency Ratio (Tax Equivalent Basis) by Quarter:
	Three Months Ended
	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023
	(dollars in millions)
Total non-interest expense	$537.4	$486.8	$481.8	$461.9	$426.2
Less: Deposit costs	208.0	173.7	137.0	131.0	127.8
Total non-interest expense, excluding deposit costs	329.4	313.1	344.8	330.9	298.4
Divided by:
Total net interest income	696.9	656.6	598.9	591.7	587.0
Plus:
Tax equivalent interest adjustment	10.0	9.9	9.6	9.1	8.9
Total non-interest income	126.2	115.2	129.9	90.5	129.2
Less: Deposit costs	208.0	173.7	137.0	131.0	127.8
	$625.1	$608.0	$601.4	$560.3	$597.3
Efficiency ratio (2)	64.5%	62.3%	65.2%	66.8%	58.8%
Efficiency ratio, adjusted for deposit costs (2)	52.7%	51.5%	57.3%	59.1%	50.0%

Tangible Common Equity:
	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023
	(dollars and shares in millions, except per share data)
Total stockholders' equity	$6,677	$6,334	$6,172	$6,078	$5,746
Less:
Goodwill and intangible assets	661	664	666	669	672
Preferred stock	295	295	295	295	295
Total tangible common equity	5,721	5,375	5,211	5,114	4,779
Plus: deferred tax - attributed to intangible assets	2	2	2	2	2
Total tangible common equity, net of tax	$5,723	$5,377	$5,213	$5,116	$4,781
Total assets	$80,080	$80,581	$76,989	$70,862	$70,891
Less: goodwill and intangible assets, net	661	664	666	669	672
Tangible assets	79,419	79,917	76,323	70,193	70,219
Plus: deferred tax - attributed to intangible assets	2	2	2	2	2
Total tangible assets, net of tax	$79,421	$79,919	$76,325	$70,195	$70,221
Tangible common equity ratio (3)	7.2%	6.7%	6.8%	7.3%	6.8%
Common shares outstanding	110.1	110.2	110.2	109.5	109.5
Tangible book value per share, net of tax (3)	$51.98	$48.79	$47.30	$46.72	$43.66

Non-GAAP Financial Measures Footnotes

(1)	We believe this non-GAAP measurement is a key indicator of the earnings power of the Company.
(2)	We believe this non-GAAP ratio provides a useful metric to measure the efficiency of the Company.
(3)	We believe this non-GAAP metric provides an important metric with which to analyze and evaluate the financial condition and capital strength of the Company.